EXHIBIT 10.5

Section A: Additions
Product	Qty		Unit Price	Total NRC Selling Price	Total MRC Selling Price	Equinix Use
None	-		$-	$-	$-
SECTION TOTAL:				$0.00	$0.00

Section B: Deletions
Product	Qty	Serial Number	Unit Price		Total MRC Selling Price	Bill To Stop Date
None	-		$-		$-
SECTION TOTAL:					$0.00

Section C: Continuing Services-Price Change
Product	Qty	Serial Number		Current Price	New Price	Date of Price Change
None	-			$-	$-

Section D: Continuing Services
Product	Qty	Serial Number	Unit Price		Total MRC Selling Price	Equinix Use
Private Cage – CAG10002	1		$33,600.00		$33,600.00
Cabinet-Eq 4 kVA – CAB10001	16		$0.00		$0.00
208V AC Power – Primary 20A – POW10009	10		$520.00		$5,200.00
208V AC Power – Redundant 20A – POW10010	10		$260.00		$2,600.00
208V AC Power 3P – Primary 30A – POW10045	4		$1,349.00		$5,396.00
208V AC Power 3P – Redundant 30A – POW10046	4		$777.00		$3,108.00
Demarcation Rack – CAB00134	1		$0.00		$0.00
Intra-Customer Cross Connect – CC90011	4		$0.00		$0.00
Cross Connect Fiber – Multi Mode – CC10001	2		$275.00		$550.00
SECTION TOTAL:					$50,454.00

NOTE: Information in this document marked with “[********]” has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

TERMS AND CONDITIONS

SOW Introduction

This Statement of Work (the "SOW") is between Equinix Operating Co., Inc. (Equinix, Inc. if the SOW is for Services delivered in Equinix's Newark or Secaucus IBX Centers; (in either case, "Equinix") and the customer identified above ("Customer"), who wishes to order the products or services listed above (each a "Service"), each of which will be delivered at the IBX Center designated above. This SOW will be of no force or effect unless (a) it is executed by both parties, and (b) Customer and Equinix have entered into an MSA (under which this SOW is executed) that is currently in effect as of the SOW Effective Date. If the MSA references "Sales Orders" this SOW is a Sales Order for purposes of the MSA.

THIS SOW REPLACES AND SUPERSEDES THE ORDER # 71124 IN EFFECT AS OF THE SOW EFFECTIVE DATE (DEFINED BELOW) (THE "CANCELED ORDER)"). AS OF THE SOW EFFECTIVE DATE, THE CANCELED ORDER SHALL NO LONGER HAVE ANY FORCE OR EFFECT. CUSTOMER ACKNOWLEDGES THAT IF EQUINIX DOES NOT RECEIVE THIS SOW EXECUTED BY CUSTOMER AT THE FAX NUMBER OR
ADDRESS BELOW ON OR BEFORE MARCH 25, 2010, EQUINIX MAY REFUSE TO SIGN THIS SOW.

Term of this SOW (the “Service Term")
This SOW will have an initial service term (the "Initial Service Term") which will commence on the SOW Effective Date and will terminate on the Initial Service Term End Date (as defined below).

After the Initial Service Term, the Service Term will automatically renew for additional service terms of one (1) year each, unless either party provides written notification to the other party at least ninety (90) days prior to the end of the then-current Service Term that it has elected to terminate this SOW, in which event this SOW will terminate at the end of then-current Service Term.

If this SOW is still in effect on the date the MSA terminates, then this SOW will automatically terminate on the MSA termination date. Notwithstanding the foregoing sentence or anything in this SOW or the MSA to the contrary, if this SOW is still in effect on the date the MSA Terminates by Expiring (as defined herein), this SOW will remain in effect after the MSA terminates, and all of the terms and conditions of the MSA (including all limitation of liability and indemnification provisions) will continue to apply to (and will be deemed to be incorporated by reference into) this SOW and all Services until this SOW expires or terminates.

_________________________
[********] Confidential Treatment Requested.

Prices and Billing
Any change by Equinix to the prices set forth above will be made in accordance with the terms of the MSA. Prices shown above do not include any applicable taxes, surcharges or shipping charges which are the responsibility of the Customer.

Notwithstanding anything in this SOW to the contrary, Customer's obligation to pay the total MRC and total NRC set forth above will begin on the Billing Commencement Date and if Equinix is unable to deliver any Service on or before the Billing Commencement Date because Customer has failed to provide Equinix with the information necessary to deliver the Service (e.g., configuration information), Customer will be obligated to pay for such Service beginning on the Billing Commencement Date even if the Service has not been delivered.

Pricing and Billing

Section A: Additions - These Services, if any, will start billing on the later of the Expected Delivery Date and the date the Service is actually delivered by Equinix (the "Billing Commencement Date").

Section B: Deletions - These Services, if any, will stop billing on March 31, 2010.

Section C: Continuing Services - Price Change These Services, if any, will have their prices changed on the Date of Price Change as listed above.

Section D: Continuing Services - These Services, if any, will not have their prices changed pursuant to this SOW.

Price Increase:

Notwithstanding anything to the contrary in the MSA or this SOW, Customer shall be obligated to pay Equinix the MRC and NRC for the Services as expressly set forth herein throughout the term of this SOW. Additionally, commencing at the beginning of the [********]year after the Billing Commencement Date; the MRC will automatically increase for all Services at a rate of [********]per year; provided however, if Equinix's cost to provide power Services increase by more than [********]per year, Equinix may increase the rates for Customer's power Service by such increased costs and provide Customer with written documentation. Customer shall pay Equinix such increased rates pursuant to this SOW and the MSA throughout the Term, including renewal periods. Any additional Service(s) ordered by
Customer on a subsequent order that is not specifically listed above, shall be subject to the then-current rate for such Service, and shall be subject to the automatic price increase set forth herein.

Private Cage MRC:

For Purposes of this SOW:

Period 1 shall begin on April 1, 2010 and end on September 30, 2010.

Period 2 shall begin on October 1, 2010 and end on December 31, 2010.

Period 3 shall begin on January 1, 2011 and end on June 30, 2011.

Period 4 shall begin on July 1, 2011 and end on December 31, 2011.

Period 5 shall begin on January 1, 2012 and end on September 30, 2012.

Period 6 shall begin on October 1, 2012 and end on the Initial Service Term End Date

a) Subject to subsections (b), (c), (d), (e), (f) and (g) below, (i) during Period 1, Customer shall pay the Private Cage MRC in the amount of Thirty Three Thousand Six Hundred Dollars ($33,600), (ii) during Period2, Customer shall pay the Private Cage MRC in the amount of Thirty Eight Thousand Four Hundred Dollars ($38,400), (iii) during Period 3, Customer shall pay the Private Cage MRC in the amount of Fifty Thousand Four Hundred Dollars ($50,400), (iv) during Period 4, Customer shall pay the Private Cage MRC in the amount of Seventy Four Thousand Four Hundred Dollars ($74,400), (V) during Period 5, Customer shall pay the Private Cage MRC in the amount of Seventy Nine Thousand Two Hundred Dollars ($79,200), (vi) during Period 6, Customer shall pay the Private Cage MRC in the amount of One Hundred Two Thousand Dollars ($102,000).

b) Subject to subsection (c) below, in the event that [********]at any time prior to the beginning of Period 2, Customer shall pay the Private Cage MRC in the amount of ($38,400) from the beginning of the billing period in which [********]through the end of Period 2.

c) Subject to subsection (d) below, in the event that [********] at any time prior to the beginning of Period 3, Customer shall pay the Private Cage MRC in the amount of ($50,400) from the beginning of the billing period in which [********] through the end of Period 3.

d) Subject to subsection (e) below, in the event that [********] at any time prior to the beginning of Period 4, Customer shall pay the Private Cage MRC in the amount of ($74,400) from the beginning of the billing period in which [********] through the end of Period 4.

e) Subject to subsection (f) below, in the event that [********] at any time prior to the beginning of Period 5, Customer shall pay the Private Cage MRC in the amount of ($79,200) from the beginning of the billing period in which [********] through the end of Period 5.

_________________________
[********] Confidential Treatment Requested.

f) Subject to subsection (g) below, in the event that [********] at any time prior to the beginning of Period 6, Customer shall pay the Private Cage MRC in the amount of ($102,000) from the beginning of the billing period in which [********]through the end of Period 6.

g) After Period 6, the Private Cage MRC shall be subject to increase pursuant to the SOW.

Further, Customer understands that the pricing set forth above does not include standard NRC fees for the installation of cabinet and power circuits which shall be billed in addition to all fee set forth in a subsequent order.

The MRC set forth in this SOW applies only to the Cage and power in the Cage, In the event that Customer orders services other than the Cage and power in the Cage, Customer shall pay additional charges(monthly recurring and non-recurring) for such services.

Additional Cabinets:

Customer may purchase up to Fifty Six (56) additional cabinets that are contiguous with Cage 33605 ("Additional Cabinets") according to the following process. At any time before [********], Customer may purchase these Additional Cabinets by executing and delivering the Statement of Work that will be attached to the notification within [********]business days. If Customer fails to execute and deliver such Statement of Work to Equinix within this timeframe, Customer's right shall automatically extinguish with respect to the Additional Cabinets.
Power Limitation
Customer may not draw more than the kVA or kW amount listed above ("Power Cap") in the Cage or Cabinet. If Equinix measures Customer's power draw and the power draw exceeds the Power Cap, Equinix will provide written notification to Customer and require Customer to reduce the power draw to the Power Cap within 72 hours of the notification. If Customer does not resolve the situation with a mutually agreeable plan, Equinix may disconnect Customer's power circuits until the aggregate rated capacity of all circuits equals the Power Cap.

Other Terms and Condition
Notwithstanding anything in the MSA or this SOW to the contrary, This SOW is governed by, and incorporated by reference in, the MSA. All exhibits, addenda and policy documents referenced in this SOW are incorporated by reference in this SOW, and therefore in the MSA.

Equinix's provision of any Service, and Customer's use of such Service, are at all times governed by the MSA, even if Customer begins using such Service prior to the Billing Commencement Date.

If the MSA does not specifically address the procedure for disputing charges, and if Customer wishes to dispute any charge billed to Customer by Equinix (a "Disputed Amount"), Customer must submit a good faith claim regarding the Disputed Amount with documentation as may reasonably be required to support the claim within ninety (90) days of receipt of the initial invoice sent by Equinix regarding the Disputed Amount. If Customer does not submit a documented claim within ninety (90) days of receipt of the initial invoice sent by Equinix regarding such Disputed Amount, notwithstanding anything in this Agreement to the contrary, Customer waives all rights to dispute the Disputed Amount and Customer waives all rights to file a claim thereafter of any kind relating to such Disputed Amount (and Customer also waives all rights to otherwise claim that it does not owe such Disputed Amount or to seek any set-offs or reimbursements or other amounts of any kind based upon or relating to such Disputed Amount). If the MSA includes a provision that specifically describes the processes relating to Customer's ability to dispute billed charges, then this paragraph will be of no force and effect.or renewal service term of this SOW, as the case may be, ends, and thereafter, the service term of the orders will renew concurrently with the Service Term of this SOW.

Unless otherwise stated herein, cabinets provided by Equinix in a private cage are open cabinets, and cabinets in a shared cage are locking cabinets. If Customer requests cabinet accessories (e.g., shelves, doors, side panels, mounting rails, etc.) that are not included with a cabinet as described in Equinix's specifications for the cabinet, Customer will be charged Equinix's list price for such accessories, unless otherwise stated herein. Customer may provide its own cabinets in a private cage in accordance with Equinix's policies and procedures; however, Customer must use Equinix-provided cabinets in a shared cage. Customer acknowledges that the prices for Services set forth in this SOW apply even if Customer provides its own cabinets in a private cage. Customer agrees to provide Equinix access to the Cage and the cabinets, racks and/or equipment contained therein as necessary for the performance of the Services as set forth in this SOW.

If the entity providing the products and/or services (the "Equinix Provider") to Customer set forth above is not currently a party to the MSA, notwithstanding anything in the MSA to the contrary, the parties agree that the execution of the SOW will automatically (i.e., without further action by either party) result in the Equinix Provider becoming, as of the SOW Effective Date, a party to the MSA (such that all references to Equinix under the MSA, including, without limitation, references to limitation of liability and indemnification, will be deemed to include the Equinix Provider, as well as any affiliates of Equinix that were already parties to the MSA). While Equinix is under no obligation to execute this SOW, Customer acknowledges that Equinix may refuse to execute this SOW if Customer delivers it to Equinix after the "Valid Until" date set forth above.

Type II SAS 70 (or equivalent) certification and reporting:

With respect to the Services expressly set forth in this SOW, the Equinix's IBX Center expressly set forth above currently maintains a SAS 70 Type II certification and will use reasonable efforts to maintain such certification during the Initial Term of this SOW, Upon request from Customer, Equinix shall provide to Customer copies of Equinix's annual Type II SAS 70 (or equivalent) reports and certifications for the purpose of determining the adequacy of Equinix's systems, controls, security, integrity, fees, and confidentiality, as provided in Equinix's then-current SAS 70 Report. In the event Equinix does not retain the SAS 70 Type II certification, it will continue to cooperate in good faith in assisting Customer and its auditors in obtaining their own SAS 70 Type II certification. [********]
Definitions
Unless otherwise stated herein, all capitalized terms in this SOW will have the meaning ascribed to them below:

Defn-Cage
Cage: The cage in the IBX Center in which the Services are delivered by Equinix. If the cage is a shared cage, "Cage" will refer to the cabinets in the shared cage that are licensed by Customer.
Defn-Expected Delivery Date

_________________________
[********] Confidential Treatment Requested.

Expected Delivery Date: The date Equinix expects to deliver the Services to Customer as determined by Equinix upon the booking of this SOW by Equinix.
Defn-IBX
IBX Center: The International Business Exchange Center (formerly Internet Business Exchange Center) identified at the top of this SOW.
Defn-Initial Term Duration
Initial Service Term: Five (5) years.
Defn-InitialTerm End Date
Initial Service Term End Date: March 31, 2015.

Defn-MRC

MRC: Monthly recurring charges.

Defn-MSA
MSA: The Master Service Agreement (or the document with a similar function if no document entitled Master Service Agreement has been signed by the parties) between Customer and Equinix Inc., and/or one or more of Equinix
Inc’s wholly-owned subsidiaries, that is still in effect as of the SOW Effective Date.
Defn-MSA Terminating by Expiring
MSA Terminates by Expiring: The MSA Terminates by Expiring only where (i) the MSA expires on a date certain set forth in the MSA: or (ii) the termination of the MSA results from a party notifying the other party pursuant to the MSA that it does not wish for the MSA to renew at the end of the MSA's then-current term.
Defn-NRC
NRC: Non-recurring charges.
Defn-SOW Effective Date
SOW Effective Date and Billing Commencement Date: April 1, 2010.
Return SOW
Digital signatures are not acceptable. Please sign and return all referenced exhibits, addenda and/or policy documents with this order. Failure to do so may result in a delay in processing.

Sending Instructions:

1) Fax a signed copy of this SOW to (650) 618-1857, or

2) Email to incomingdocs@equinix.com

(if file size is larger than 10mb, please separate multiple documents or zip file);

and if you require original executed documents,

3) Mail two (2) sets of originals to: Equinix, Inc., Attn: Contracts Dept.; 301 Velocity Way, 5th Floor, Foster City, CA 94404.

RSOW_STD_110309
RSOW_CBM_V9_031910

TALEO CORPORATION				EQUINIX - US
Signature:	/s/ Josh Faddis	Billing Contact Name:	Taleo Corporation billing information on file	Signature	/s/ Monica Andrews
Name:	Josh Faddis	Billing Address:	e-mail invoice scans to: accountspayable@taleo.com	Name:	Monica Andrews
Title:	GVP Legal	Phone Number:		Title:	Vice President Customer Care and Revenue Operations
Date:	31 March 2010	Email Address		Date:	March 31, 2010

_________________________
[********] Confidential Treatment Requested.